RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)



                                                           Quarter Ended
                                                             June 30,
                                                    ----------------------------
                                                       1997             1996
                                                    -----------      -----------
Assuming No Dilution

       Net earnings ...........................     $       161      $       430
       Less cumulative preferred dividends ....              (9)             (44)
                                                    -----------      -----------

       Net earnings applicable to common stock      $       152      $       386
                                                    ===========      ===========
       Weighted average number of common shares
          outstanding (1) .....................       2,921,046        1,794,730
                                                    -----------      -----------

       Net earnings per common share ..........     $      0.05      $      0.22
                                                    ===========      ===========


Assuming Full Dilution

       Net earnings ...........................     $       161      $       430
                                                    ===========      ===========
       Weighted average number of common shares
          outstanding (1) .....................       2,921,046        1,794,730
       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock .....         179,234          838,115
                                                    -----------      -----------

       Total ..................................       3,100,280        2,632,845
                                                    ===========      ===========

       Net earnings per common share ..........     $      0.05      $      0.16
                                                    ===========      ===========

(1) The dilution due to the outstanding stock options was less than 3% in the second quarters of 1997 and 1996 and, therefore, the stock options were not included as common stock equivalents for those periods.

RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)(continued)


                                                         Six Months Ended
                                                             June 30,
                                                    ----------------------------
                                                        1997            1996
                                                    -----------      -----------
Assuming No Dilution

       Net Earnings ...........................     $       339      $       663
       Less Cumulative Preferred Dividends ....             (18)             (88)
                                                    -----------      -----------
       Net Earnings from Continuing Operations
          Applicable to Common Stock ..........     $       321      $       575
                                                    ===========      ===========
       Weighted average number of common shares
          outstanding (1) .....................       2,825,361        1,781,222
                                                    -----------      -----------

       Net Earnings per Common Share ..........     $      0.11      $      0.32
                                                    ===========      ===========


Assuming Full Dilution

       Net Earnings ...........................     $       339      $       663
                                                    ===========      ===========
       Weighted average number of common shares
          outstanding (1) .....................       2,825,361        1,781,222
       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock .....         235,520          840,126
                                                    -----------      -----------

       Total ..................................       3,060,881        2,621,348
                                                    ===========      ===========

       Net Earnings per Common Share ..........     $      0.11      $      0.25
                                                    ===========      ===========

(1) The dilution due to the outstanding stock options was less than 3% in the six months of 1997 and 1996 and, therefore, the stock options were not included as common stock equivalents for those periods.